UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: October 9, 2008
(Date of earliest event reported)
McAfee, Inc.
(Exact Name of Registrant as specified in Charter)

Delaware (State or other Jurisdiction of incorporation)	Commission File No.: 001-31216	77-0316593 (I.R.S. Employer Identification No.)
3965 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including zip code)
(408) 346-3832
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
As previously disclosed, on December 21, 2007, McAfee, Inc. (“McAfee”) reached a tentative settlement with the plaintiffs in the pending federal and state derivative securities lawsuits (the “Derivative Lawsuits”) related to McAfee’s historical stock option practices. On September 29, 2008, McAfee entered into a Stipulation of Settlement (the “Settlement Agreement”) with the plaintiffs regarding the Derivative Lawsuits. On October 9, 2008, the United States District Court for the Northern District of California granted an order preliminarily approving the Settlement Agreement. The terms of the Settlement Agreement are described in the notice of proposed settlement attached hereto as Exhibit 99.1, and include certain corporate governance reform measures attached hereto as Exhibit 99.2.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:
99.1	Notice of Proposed Settlement of Derivative Action.

99.2	Proposed Corporate Governance Measures.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McAfee, Inc.
Date: October 17, 2008	By:	/s/ Mark D. Cochran
Mark D. Cochran
Executive Vice President and General Counsel